Exhibit 21





(21) LIST OF SUBSIDIARIES



                             UNITED NATIONAL BANCORP


                              UNITED NATIONAL BANK
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP)

                               UNB CAPITAL TRUST I
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP
                          FORMED ON FEBRUARY 21, 1997)

                              UNITED NATIONAL BANK

                    UNITED NATIONAL INVESTMENT COMPANY, INC.
                       (FORMERLY UNB INVESTMENT CO., INC.)
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)

                      UNITED COMMERCIAL CAPITAL GROUP, INC.
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)

                         UNITED FINANCIAL SERVICES, INC.
                              (UNITED NATIONAL BANK
                         OWNS 50% OF THIS JOINT VENTURE)


                    UNITED NATIONAL INVESTMENT COMPANY, INC.

                       BRIDGEWATER MORTGAGE COMPANY, INC.
                            (WHOLLY-OWNED SUBSIDIARY,
                           EXCEPT FOR PREFERRED STOCK,
                     OF UNITED NATIONAL INVESTMENT CO., INC.
                            FORMED ON MARCH 17,1997)